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                                                                   EXHIBIT 10(l)


                               TECHNOLOGY DEVELOPMENT AND
                                   SUPPORT AGREEMENT

THIS AGREEMENT, made effective as of the May 3, 2000,

BETWEEN:
          POWER TECHNOLOGY INC.
          a company incorporated under the laws of Nevada, having an address at 1818-1177 West Hastings Street. Vancouver, British Columbia V6E 2K3 (hereinafter referred to as "PTI") OF THE FIRST PART
AND
          B.C. RESEARCH INC.,
          a company incorporated under the laws of British Columbia, having an address at 3650 Wesbrook Mall, Vancouver, British Columbia, V68 2L2 (hereinafter referred to as "BCR") OF THE SECOND PART

WHEREAS PTI develops technologies in the fields of energy systems and chemical processes, and wishes to establish a technology support capability for development and analysis in support of these technologies; and

WHEREAS BCR provides science and engineering services and collaborates in technology innovation, including analytical services, bench and pilot scale process development, industrial chemistry, energy systems, materials sciences, and environmental management processes;

NOW THEREFORE the Parties hereto agree as follows:


                               ARTICLE 1 DEFINITIONS


In this agreement the following terms shall have the meanings set out in this
Article 1.0 unless the context clearly requires otherwise:

"AGREEMENT" means this entire agreement entitled "Technical Development and Support Agreement"

"AFFILIATE(S)" means an entity which, directly or indirectly through one or more intermediaries, either controls the Party, is controlled by the Party, or is under the common control of the Party and another entity.

"PTI PERSONNEL" shall include agents, consultants and licensees of PTI which are authorized by PTI to access the Facility and work on the Program.

"ENVIRONMENTAL REQUIREMENT" means any present or future law, statute, regulation, bylaw, ordinance, rule, order, code, decree, approval or permit, or item of similar import, relating to the environment, human health, occupational safety, transportation of dangerous goods, or protection of persons or

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property, of any federal, provincial, regional, municipal or other governmental authority, or any ministry, department, branch, official, commission, board or regulatory body thereof, or of any judicial authority or tribunal, having jurisdiction over BCR or the lands and building where BCR is located, and includes with limitation the Waste Management Act (British Columbia), the Workers Compensation Act (British Columbia), the Environmental Protection Act (Canada) and the Transportation of Dangerous Goods Act (Canada), or any present or future enactment of similar import.

"INTELLECTUAL PROPERTY" means Proprietary Information arising from the work pet-formed by BCR on behalf of PTI under this Agreement.

"FACILITY" means the laboratory and office space within BCR dedicated to the activities of PTI.

"FEES" means the total amount payable by PTI for the provision of the Facilities, Program and such supplementary services as may be requested by PTI under this Agreement.

"HAZARDOUS MATERIAL" shall not mean anything defined in Schedule 12 of the Dangerous Goods Act, but shall otherwise mean any substance or material, or any quantity or concentration of a substance or material:

(a) that now or hereafter is declared to be hazardous or toxic or falls within the definition of "waste" , "hazardous waste", "special waste", "dangerous goods","toxic substance", "hazardous substance" "contaminant" or "pollutan" or any variation of such terms, or any terms of similar import, tinder any Environmental Requirement; or

(b) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, or otherwise dangerous and hazardous to persons or property; or

(c) the presence of which requires notice, registration, investigation or rededication under any environmental requirement, ci constitutes or threatens to constitute a nuisance or a hazard to property or to the health or safety of persons.

"PROGRAM" means the Technology Development and Support Program conducted by BCR on behalf of PTI under this Agreement.

"PROPRIETARY INFORMATION" means the technical information, patents, knowledge, experience and skill, as well as the confidential drawings, specifications, trade secrets, know how and other technical information possessed by either Party or resulting from work directly associated with this Agreement.

"REPRESENTATIVES" shall mean employees, directors, agents, sub-consultants, subcontractors, licensees, and other such pci-soils who may have access to company confidential information.

      ARTICLE 2 - ESTABLISHMENT OF TECHNOLOGY DEVELOPMENT AND SUPPORT PROGRAM

2.1   ESTABLISHMENT OF PROGRAM

(a) PTI will establish the Program at the Facility in which the work will be conducted by BCR to further PTI's present and future technologies with particular emphasis on electrochemistry; and

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(b)   the Program will be conducted in close consultation with PTI's designated personnel, and BCR's project team will be a virtual extension of PTI's in-house technical resources, with access to the full capabilities of 8CR as required.

2.2   PROGRAM OBJECTIVES

      The Program will assist and accelerate PTI's efforts in developing, evaluating and commercializing their technologies, and BCR will contribute both technical expertise and intellectual property in this regard.

2.3   BCR INVOLVEMENT

      BCR will provide PTI with technical support and direction including but not limited to the following:

      (a) program direction and die definition and implementation of technical projects to be carried out either at the facility or in conjunction with BCR subcontractors and/or PTI staff and associates; and

      (b) suggested improvements and additions to the technology portfolio of PTI related to their current areas of focus and interest; and

      (c) general technical support and liaison with PTI staff in support of their technical and business development as directed by PTI.

2.4   BCR PROGRAM PERSONNEL

      BCR will provide Program personnel, including a core group who will have continuity in their involvement with the Program, and initially comprising time on designated PTI projects as detailed below plus creative research time in the context of PTI's technology interests and objectives:

      (a) a Project Manager with a core involvement of 16 hours per month for projects; and

      (b) a Senior Scientist/Engineer at the post graduate level with experience in electrochemistry with a core involvement of 97.5 hours per month for projects plus 20 hours per month for creative research; and

      (c) a Technologist with a core involvement of 1 62.5 hours per month for projects.

2.5   BCR SUPPLEMENTARY TECHNICAL AND SUPPORT PERSONNEL

      BCR will provide supplementary personnel, and/or extended effort by the Program Personnel, as approved with PTI, (such as chemists, laboratory assistants, technical specialists, workshop technicians, and engineers) on an as required basis.

2.6   PTI SUPPLEMENTARY TECHNICAL PERSONNEL

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      PTI may use their own employees or third party specialist consultants to support the efforts of the Program from time to time.

2.7   QUALITY OF WORK

      BCR warrants that all work will be performed with due skill and care in accordance with the professional standards prevailing in the contract research and development industry.

2.8   RECORDS

      BCR wilt maintain records of the work performed which shall become the property of PTI and will make these records available to PTI at their request.

      ARTICLE 3 - ESTABLISHMENT OF TECHNOLOGY DEVELOPMENT AND SUPPORT FACILITY

3.1   ESTABLISH FACILITY

      BCR will make available a dedicated technical development and support facility (hereinafter referred to as the "Facility") for the exclusive use of the Program, which will comprise an area of laboratory and office space totaling approximately 500 square feet, and will provide access to contiguous space and equipment which forms part of BCR's general electrochemical laboratories.

3.2   ACCESS TO FACILITY

      The Facility will he for the exclusive use of PTI tinder this Agreement, and only the following personnel shall be allowed access provided that they display identification provided by BCR at all dines:

      (a)   Visiting PSI Personnel; and

      (b)   BCR personnel assigned to work under this Agreement; and

      (c) BCR personnel needing to access the Facility to tend to an emergency or building maintenance issue; and

      (d) any persons required to evacuate the building via the Facility in an emergency.

3.3   FACILITY IDENTIFICATION

      The Facility shall be identified as the "PTI Technology Centre" or as directed by PTI.

3.4   FACILITY SPACE

      The Facility shall be comprised of the following space:

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      (a)   dedicated open laboratory Space of approximately 400 square feet;
            and

      (b) a dedicated office of approximately I00 square feet for the exclusive use of PTI; and

      (c)   contiguous access to BCR's electrochemical laboratory facilities;
            and

      (d)   contiguous office space for Program Personnel.

3.5   USE OF COMMON FACILITIES

      Visiting PIT Personnel shall be permitted to make reasonable use, in common with others, of the common areas of the building which include halls, stairways, corridors, washrooms and elevators.

3.6   USE OF BCR LABORATORIES AND EQUIPMENT

      Use of BCR laboratories and equipment other than the Facility is restricted to BCR personnel trained in the use of the specific equipment, and this applies equally to Program Personnel.

3.7   USE OF PILOT PLANT FACILITIES AND WORK SHOP FACILITIES

      This Agreement will provide for access to pilot plant facilities and workshops at BCR by PTI, subject to BCR's normal rates and conditions, and Program Personnel will have the same access priority as other BCR personnel.

3.8   USE OF OTHER SPECIAL FACILITIES

      Visiting PSI Personnel shall he permitted to make reasonable use, when available, of the special facilities of the building which include the auditorium, conference rooms, meeting rooms and service areas.

3.9   TEMPORARY OBSTRUCTION

      BCR may, from time to time, temporarily obstruct or close off parts of the common areas, special facilities or other parts of the building to carry out maintenance or renovations and such obstructions .shall not be considered an interference with the rights of PIT.

3.10  RELOCATION

      BCR may, at its expense, on 90 days written notice to PTI relocate the Facility, in whole or in part, to alternative space within the building that, in the reasonable opinion of BCR, is equivalent to the Facility as described above.

3.11  DAMAGE TO FACILITY

      If the Facility or coitmmmiumi areas shall be damaged by fire or other cause, BCR shall diligently make good the damage and the Fees payable by PT1 to BCR shall be adjusted to reflect any loss of

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      rise of the Facility by PTI, or this Agreement may be terminated by either party.

3.12  LOSS OF FACILITY

      If the building, the Facility, or the common areas, shall be damaged or destroyed by fire or other cause, then at the option of 5CR exercisable by notice to PSI, this agreement and the term will terminate effective the date of such damage or destruction and the Fees payable by PTI to BCR he apportioned and paid to date of termination.

3.13  PTI OWNED EQUIPMENT

      BCR shall act as custodian of PSI equipment which may be located at BCR, or purchased by BCR on behalf of PTI provided that:

      (a) the equipment shall remain the property of PTI and usage will be restricted to BCR personnel and PTI personnel; and

      (b) rise of PTI equipment by BCR for purposes not relating to this Agreement shall be allowed where this does not interfere with the Program except where specifically stated otherwise; and

      (c) BCR shall take the same care in the use, calibration, storage and maintenance of this equipment as they would reasonably do if it were their own.

3.14  OBLIGATIONS OF PTI

      PTI shall:

      (a) Pay the premium for, and maintain in force during the term, comprehensive general liability insurance in the amount of at least $2,000,000 per occurrence naming BCR as an additional named insured; and

      (b) conform to the normal housekeeping standards and operating procedures consistent with those applicable throughout the building; and

      (c)   conform to building security requirements; and

      (d) repair the Facility, except for damage caused by reasonable wear and tear, fire, lighting, and weather; and

      (e) not make improvements, alterations or additions to the Premises without the express permission of BCR; and

      (f) permit a representative of 8CR to inspect the Premises at any reasonable time; and

      (g) in connection with the use and occupation of the Premises by the Licencee and the business and activities carried on therein, comply and cause compliance with all applicable laws, by-laws, regulations, orders and rules of every authority having jurisdiction, whether federal, provincial, regional, municipal, University of British Columbia or otherwise; and

      (h) return to BCR and keep confidential any information belonging to BCR or its clients that comes into the possession of the Licencee; and

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      (g)   not rise the name of BCR or any variation thereof in any published material except as may be necessary to describe the geographic location of the Premises; and

      (h) return to BCR and keep confidential any information belonging to BCR or its clients that comes into the possession of the Licencee; and

      (i) on termination remove all property of the Licencee and leave the Premises clean and in good repair, normal wear and tear excepted; and

      (k) conform to all Health & Safety regulations as set out in the BCR Health & Safety Policy Manual; and

      (l) restrict moving of furniture and equipment in and out of the Premises to weekends or between 5.00 pm and 8.00 am weekdays; and

      (m) not discuss nor make offers of employment to 8CR staff without the express consent of 8CR.

3.15  OBLIGATIONS OF BCR

      BCR shall:

      (a) provide building heating to the Facility to normal building standards; and

      (b)   supply water to washroom facilities; and

      (c)   keep common areas, walls and roof in reasonable repair; and

      (d)   keep common areas clear and well lighted; and

      (e)   employ cleaners and janitors to keep the common areas clean; and

      (f)   pay water, gas and electricity charges for the Facility; and

      (g) erect an identification sign for PIT outside of the building at the cost of PSI, if so required by PTI, consistent with the exterior signage and standards of BCR; and

      (h) provide reasonable internal mail services, and access to local telephone services; and

      (i) provide security through locked access during non-working hours, restricting access to BCR employees and P11 Personnel at all times, anti security patrol during non-working hours as normally used by BCR; and

      (j) procure, receive or ship goods (including chemicals, anodes and samples) on behalf of PT1 during normal working hours but under no circumstances shall BCR be responsible for the security of delivered goods or loss due to breakage except where goods are used by BCR as per Article 1 of this Agreement; and

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      (k)   provide power, water, drainage and venting for the Facility; and

      (l) ensure that spill containment for test cells and chemical storage/feed systems are effective and adequate, and that the Facility is adequately maintained.


       ARTICLE 4 - CONFIDENTIALITY, NON-DISCLOSURE AND INTELLECTUAL PROPERTY

4.1   CONFIDENTIALITY

      Both parties and their Representatives will hold in confidence all Proprietary information disclosed to one Party by the other Party.

4.2   NON-DISCLOSURE

      BCR will not disclose Proprietary Information relating to the Program to any third party without PTI's written consent.

4.3   PUBLIC DOMAIN

      The non-disclosure requirements of this Agreement shall not extend to information in the public domain.

4.4   OTHER INFORMATION

      PTI shall return to BCR and keep confidential any information belonging to BCR or its clients or tenants that comes into the possession of PTI indirectly.

4.5   INTELLECTUAL PROPERTY

      (a) All Intellectual Property arising from the work carried out in relation to the Program or under any other provision of this Agreement shall become the sole and exclusive property of PTI, and the protection, licencing and use shall be at the sole discretion and cost of PTI.

      (b) Any Intellectual Property arising from this Agreement which PTI chooses not to protect, and declares no interest in, may be protected by BCR provided that PTI is granted a royalty free licence for its own use.

      (c) PSI will reasonably consider proposals from BCR to joint venture, licence or sub-licence Intellectual Property protected by P11 as a result of this Agreement if this is not in conflict with the legal obligations, financial affairs, and business interests of PSI and subject to terms and conditions agreeable to PSI.

4.6   EVENTS ON TERMINATION

      Termination shall not relieve either Party of any of their obligations under this Article.

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                         ARTICLE 5 - FEES AND TERMS OF PAYMENT

5.1   FIXED FEES

      The fixed fees payable shall include the dedicated Program Personnel and the dedicated Facility, and payment shall he comprised of a mixture of cash and PTI common shares totaling $ 17,678 per month in cash and the equivalent of $7,463 per month in common shares of PTI, plus applicable taxes, as follows:

      (a) for delivery of the Program (excluding the creative research component) $ 16,878 per month in cash (80% of the total) plus $5,063 per month in common shares (20% of the total with a 20% premium applied); and

      (h) for the Facility $800 per month in cash (80% of the total) plus $240 per month in common shares (20% of the total with a 20% premium applied).

      (c) for the delivery of the creative research component of the Program $2,160 per month in common shares (100% of the total with a 20% premium applied).

5.2   VARIABLE FEES AND EXPENSES

      Additional service fees for services provided by BCR and expenses for purchases made on behalf of, and approved by, P11 on an as required basis may include:

      (a) an hourly charge for the provision of supplemental technical services on an as-required basis, at BCR's volume discount rates as per Schedule A; and

      (b) laboratory, safety and regulatory supplies and materials as required at cost; and

      (c) equipment purchases approved by PTI at cost, plus any BCR handling or procurement costs; and

      (d) expenses for travel authorized by PTI at cost, plus per diems at BCR standard rates; and

      (e) use of pilot plant space on an as required basis at prevailing BCR rates as listed in Schedule B.

5.3   INCLUDED IN FEES

      No additional fees shall be payable for the use of common areas, special facilities, parking, and cleaning by visiting PTI Personnel.

5.4   FEDERAL GOODS AND SERVICES TAX

      All Fees payable under this Agreement are subject to the federal Goods and Services tax.

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5.5   TERMS OF PAYMENT

      Terms of payment shall include a $10,000 advance deposit refundable upon termination of this Agreement and all fees are payable within 30 days of receipt of invoice from BCR.

5.6   APPROVED PROJECTS

      BCR and PTI will jointly develop projects for PTI approval to be conducted under the Program.

5.7   EXPENDITURE AUTHORIZATION PROCEDURES

      (a) Expenditure authorization procedures will be established by PTI and may be amended as agreed from time to time.

      (b) Nothing in this Agreement shall prevent PTI from procuring and supplying equipment or materials directly as it so chooses to do so.

5.8   FUTURE FACILITY IMPROVEMENTS

      Costs of improvements to the Facility which are related specifically to the use of the space in the Facility shall be the responsibility of PTI (e.g. special power requirements, new laboratory fixtures etc.) while the general configuration of the space and subsequent maintenance shall he the responsibility of BCR.

                   ARTICLE 6 - TERM AND TERMINATION OF AGREEMENT

6.1   TERM

      (a) The term of this Agreement shall be for a period of two (2) years commencing 1 June, 2000 and fees for the second year may not be increased by more than 5% without the express agreement of PTI.

      (b) PTI has the option to renew for further periods each of one year, unless otherwise terminated under the provisions for termination of this Agreement.

6.2   EVENTS UPON EXPIRY OF TERM

      Upon expiry of the term this Agreement, the Agreement shall continue under the same conditions until terminated under the provisions of the Agreement or superseded by a new Agreement.

6.3   REGULAR TERMINATION OF AGREEMENT

      The Agreement may be terminated by either Party by giving six (6) months notice in writing.

6.4   TERMINATION ON BANKRUPTCY OR INSOLVENCY

      Either Party shall have the unilateral and unfettered right to terminate this Agreement without

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      notice, at any time, upon or after the filing by tile other Party of any assignment in bankruptcy, or upon or after the other Party becoming bankrupt, or upon or after the appointment of a receiver for all or substantially all of tile property or assets of the other Party.

6.5   TERMINATION FOR BREACH OF AGREEMENT

      Notwithstanding any other clause of this Agreement, the Agreement may be terminated by either party immediately upon expiration of thirty (30) days written notice to the other party, if:

      (a) in the reasonable opinion of BCR, the business and activities carried on in the Facility by PTI shall be materially different from those permitted under this Agreement and PTI fails to cure this material difference within this period of notice; or

      (b) PTI shall tail to intake any payment required to be made by it tinder Article 5 of this Agreement by the due date, and if PTI shall fail to cure any default by PTI under this Agreement within this period of notice; or

      (c) BCR is in material default hereunder and fails to remedy such default within the notice period.

6.6   EVENTS ON TERMINATION

      Upon termination of this Agreement, PTI shall vacate the Facility within sixty (60) days of the effective date of termination of this Agreement.

                           ARTICLE 7 - INDEMNITY AND RELEASE

7.1   INDEMNIFICATION

      (a) PTI shall indemnify and save harmless BCR from and against all claims in any manner arising out of, or connected with any act, omission, negligence or default of PTI, its employees, agents invitees and Licensees in or about the Facility or the building or in connection with the Agreement, whether in tort or contract.

      (b) BCR shall indemnify and save harmless PTI from and against all claims in any manner arising out of, or connected with any act, omission, negligence or default of BCR, its employees, agents invitees and Licensees in or about the Facility or the building or in connection with the Agreement, whether in tort or contract.

7.2   HAZARDOUS MATERIAL

      (a) Before PTI causes or allows any Hazardous Material to be brought onto the lands or into the building or the Facility, or to be created or developed on the lands or in the building of the Facility, PIT shall give written notice thereof to BCR with full particulars, and PTI shall comply with any requirements relating thereto that BCR may specify.

      (b) PTI covenants and agrees to indemnify and save harmless BCR and its directors, officers,

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            agents, employees, tenants, Licensees and invitees from and against any and all claims, demands, audits, actions, causes of action, costs, expenses, orders, penalties, fines, judgments, liabilities, losses and damages (including, without limitation, special, exemplary and consequential damages, and losses from property damage, personal injury and death), suffered or incurred, or made, brought or imposed, in respect of, as a result of or arising out of any Hazardous Material at any time brought onto the lands or into the building or the Facility, by PSI Personnel or any director, officer, agent, employee, contractor, licesisee or invitee of PTI until accepted by BCR for rise under this Agreement.

      (c) PTI for itself and its directors, officers, agents, employees, successors and assigns hereby releases and forever discharges BCR and its directors, officers, agents and employees of and from any and all claims, demands, suits, actions, causes of action, costs, expenses, orders, penalties, fines, judgments, liabilities, losses and damages (including, without limitation, special, exemplary and consequential damages, and losses from property damage, personal injury and death), suffered or incurred, or made, brought or imposed, in respect of, as a result of or arising from any Hazardous Material at any time brought onto the lands or into the building, or created or developed on the lands or in the building, by persons or entities other than BCR and its directors, officers, agents and employees, or by the discharge or migration of any such Hazardous Material.

7.3   EVENTS ON TERMINATION

      The foregoing release and indemnities shall survive any expiration or termination of the agreement of the term.

7.4   LIABILITY

      (a) BCR accepts no liability, under any circumstances whatsoever, for any consequential damage or loss suffered by anyone as a result of using or being unable to use the results of services provided under this Agreement. The maximum liability of BCR under this agreement for whatever cause is limited to the total of the Fees paid by PTI to BCR under this Agreement.

      (b) PSI accepts no liability, under any circumstances whatsoever, for army consequential damage or loss suffered by BCR as a result of this Agreement. The maximum liability of PTI under this agreement for whatever cause is limited to the total of the Fees paid by PSI to BCR under this Agreement.

                            ARTICLE 8 - GENERAL PROVISIONS

8.1   ASSIGNMENT

      Neither Party to this Agreement shall directly or indirectly, assign any of its rights or duties to another without the other Party's prior notification and prior written consent, which may be withheld at that Party's sole discretion provided that reasonable concerns can be demonstrated that the assignment will be prejudicial to competitive business interests of that Party. Without limiting the scope of the foregoing, "change of control" of a Party hereto shall be deemed to be an assignment. "Change of control" shall mean that a person or group (other than the current controlling person or group) shall effectively control election of directors and! or shall effectively control mote than 50%

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      of the publicly held stock. In the event of army approved assignment, the assignee assumes all rights and obligations of the assignor, without limitation, unless specifically consented to in writing by the parties.

8.2   FURTHER DOCUMENTS

      With reasonable diligence the Parties shall provide such further documents or instruments required by the other as may be reasonably necessary to give effect to this Agreement and to carry out its provisions.

8.3   JURISDICTION

      This Agreement shall be governed by and construed in accordance with the laws of the Province of British Colombia Canada and the laws of Canada applicable therein.

8.4   SECTION HEADINGS

      'the section headings are included for convenience or reference only and do not serve any other purpose.

8.5   GENDER AND NUMBER

      In this Agreement. words importing the singular shall be taken to mean the plural and vice versa and words importing gender shall include all genders.

8.6   ENTIRE AGREEMENT

      This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, pertaining to Program and Facility. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the parties. No waiver of any one provision of this Agreement shall constitute a waiver or any other provision (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

8.7   PUBLICITY

      Neither Party will divulge the terms of this Agreement without the written consent of the other Party. The existence of the Agreement and reasonable background information can be provided by either Party for the furtherance of their business.

8.8   AUTHORITY

      The persons executing this Agreement on behalf of the Parties represent and warrant that they have actual power to execute such an agreement on behalf of the respective Parties.

8.9   RELATIONSHIP OF THE PARTIES

      It is understood and agreed that this Agreement is not a partnership, nor does it create a joint venture between the pal-ties, nor is a right to licence conveyed to either Party, and neither Party

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      shall be deemed to be a representative or agent of the other Party.

8.10  ARBITRATION

      Where a dispute arises out of or in connection with this Agreement the parties agree to seek an amicable settlement of that dispute in accordance with discussions and negotiations between the Authorized Representatives and senior management of the parties acting reasonably. Failing resolution therefor, all disputes arising out of or in connection with this Agreement or in respect of any defined legal relationship associated therewith or derived therefrom may be referred, at the request of either party, to and finally resolved by arbitration under the roles of the British Columbia International Commercial Arbitration Centre, and in connection therewith:

      (a) the appointing authority shall be the British Columbia International Commercial Arbitration Centre;

      (b) the arbitration will be conducted by a single arbitrator unless the parties agree otherwise;

      (c) the case shall be administered by the British Columbia International Commercial Arbitration Centre in accordance with its "Procedures for Cases under the BCICAC Rules"; and

      (d) the place of arbitration shall he Vancouver, British Columbia, Canada. The prevailing Party in any arbitration or legal action arising out of or related to this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses incurred in such arbitration or action, including court costs and reasonable attorney's fees.

8.11  INVALID PROVISION

      In the event that any court shall determine that any provision of this Agreement hereof is invalid, such determination shall not affect the validity of any other provision hereof, which will remain in full force and shall be construed as to be valid under applicable law.

8.12  BREACH OF AGREEMENT

      A breach of this Agreement by a representative of either Party shall be deemed to be a breach of this Agreement by that Party.

8.13  APPLICATION TO AFFILIATES

      The provisions of this Agreement shall also apply to the Affiliate(s) of either Party in which case said affiliates shall also be subject to the terms and conditions of this Agreement.

8.14  PROVISION OF NOTICE

      Notice shalt be in writing and either by registered mail, faxed or delivered by hand, addressed as follows:

      (a)   to BCR

            BC Research Inc.
            3650 Wesbrook Mall
            Vancouver, British Columbia, V6S 2L2
            Attention:
            James lull, Chief Operating Officer (b) to PTI:

      (b)   to PTI

            Power Technology Inc.
            1818-I 177 West Hastings St., Vancouver, V6E 2K3
            Attention: Lee Balak, President

IN WITNESS WHEREOF of the parties have duly executed this Agreement effective the May 10, 2000:

      FOR POWER TECHNOLOGY INC.



       /s/Lee Balak
      -----------------------------------
      Authorized Signatory
      LEE BALAK, PRESIDENT


      FOR B. C. RESEARCH, INC.



       /s/James Hill
      -----------------------------------
      Authorized Signatory
      JAMES HILL, CHIEF OPERATING OFFICER

                    SCHEDULE A - FEES FOR SUPPLEMENTARY SERVICES


The following fees shall apply to all services provided other than included under the Basic Fee and are subject to revision from time to time.



             -----------------------------------------------------------
             Program Manager                  $110.00/hr
             -----------------------------------------------------------
             Senior Chemist                   $ 90.00/hr
             -----------------------------------------------------------
             Intermediate Chemist/
             Laboratory Technologist          $ 65.00/hr
             -----------------------------------------------------------
             Junior Chemist/Laboratory
             Technologist                     $ 45.00/hr
             -----------------------------------------------------------
             Senior Chemical Engineer         $ 90.00/hr
             -----------------------------------------------------------
             Chemical Engineer                $ 80.00/hr
             -----------------------------------------------------------
             Work Shop Technician             $ 60.00/hr
             -----------------------------------------------------------
             Library Search                   $ 60.00/hr
             -----------------------------------------------------------
             Document Production              $ 45.00/hr
             -----------------------------------------------------------
             General Labour                   $ 30.00/hr
             -----------------------------------------------------------
             Pilot Plant                      $ 15/sq ft/annum
             -----------------------------------------------------------

             -----------------------------------------------------------